EXHIBIT 99.1

Release Date:	August 5, 2008	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED

REPORTS RECORD FOURTH QUARTER REVENUES;

FISCAL YEAR 2008 BOOKINGS, REVENUES AND

EARNINGS PER SHARE ESTABLISH NEW RECORDS:

FISCAL YEAR 2009 GUIDANCE INCREASED

PITTSBURGH, PA., August 5, 2008 — II-VI Incorporated (NASDAQ Global Select: IIVI) today reported results for its fourth quarter and fiscal year ended June 30, 2008.

As previously announced on April 4, 2008, the Company intends on selling its x-ray and gamma-ray radiation sensor business, eV PRODUCTS, Inc., which operates as a business within the Compound Semiconductor Group. Results for all periods presented reflect the presentation of eV PRODUCTS as a discontinued operation.

Bookings from continuing operations for the quarter increased 31% to $92,159,000 compared to $70,445,000 in the fourth quarter of last fiscal year. Bookings from continuing operations for the year ended June 30, 2008 increased 30% to a record $345,316,000 from $266,602,000 last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues from continuing operations for the quarter increased 31% to a record $91,809,000 from $69,843,000 in the fourth quarter of last fiscal year. Revenues from continuing operations for the year ended June 30, 2008 increased 24% to a record $316,191,000 from $254,684,000 last fiscal year.

For the quarter ended June 30, 2008, net earnings from continuing operations were $15,351,000 or $0.50 per share-diluted compared with $11,356,000 or $0.37 per share-diluted in the fourth quarter of last fiscal year. After giving effect to a net loss from the discontinued operation ($513,000 or $0.02 per share-diluted for the quarter compared to $47,000 or $0.00 per share-diluted in the fourth quarter of last fiscal year), consolidated net earnings for the quarter were $14,838,000 or $0.49 per share-diluted compared with $11,309,000 or $0.37 per share-diluted in the fourth quarter of last fiscal year.

For the year ended June 30, 2008, net earnings from continuing operations were $65,693,000 or $2.16 per share-diluted compared with $38,442,000 or $1.27 per share-diluted last fiscal year. After giving effect to a net loss from the discontinued operation ($1,425,000 or $0.05 per share-diluted for the year compared to $476,000 or $0.02 per share-diluted in the same period one year ago), consolidated net earnings were $64,268,000 or $2.11 per share-diluted compared with $37,966,000 or $1.25 per share-diluted last fiscal year. Net earnings for the year ended June 30, 2008 includes an after-tax gain of $0.52 per share-diluted on the sale of an equity investment.

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II-VI Incorporated

August 5, 2008

Francis J Kramer, president and chief executive officer said, “We are very pleased to report solid performance for the quarter and fiscal year ended June 30, 2008. Pacific Rare Specialty Metals & Chemicals, Inc. (PRM) completed its first year with II-VI and contributed strong bookings, revenue and earnings. PRM’s performance helped the Military and Materials segment to more than double bookings and segment earnings on an 86% increase in revenues. In the Compound Semiconductor Group, Marlow Industries, Inc. posted admirable quarter and fiscal year operating results; this business continues to benefit from growing worldwide product acceptance and increasing use of its Vietnam manufacturing base. Our Infrared Optics segment improved its operating and financial performance during the quarter and is focused on another year of double-digit organic growth. We expect fiscal year 2009 will be another good year for the Company as we benefit from both a strong order backlog and strong balance sheet. We have increased our fiscal year 2009 guidance from the initial guidance we gave on April 22, 2008 for this fiscal year.”

Segment Information from Continuing Operations

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other expense or income, net). Management believes segment earnings from continuing operations are a useful performance measure because they reflect the results of segment performance over which management has direct control.

	Three Months Ended June 30,			Year Ended June 30,
	2008	2007	% Increase (Decrease)	2008	2007	% Increase
Bookings:
Infrared Optics	$43,607	$35,716	22%	$161,732	$134,569	20%
Near-Infrared Optics	23,359	8,097	188%	65,932	49,518	33%
Military and Materials	15,533	9,984	56%	61,871	30,341	104%
Compound Semiconductor Group	9,660	16,648	(42)%	55,781	52,174	7%

Total Bookings	$92,159	$70,445	31%	$345,316	$266,602	30%

Revenues:
Infrared Optics	$43,372	$35,120	23%	$151,911	$132,772	14%
Near-Infrared Optics	15,269	15,148	1%	58,689	50,253	17%
Military and Materials	14,316	7,394	94%	50,507	27,108	86%
Compound Semiconductor Group	18,852	12,181	55%	55,084	44,551	24%

Total Revenues	$91,809	$69,843	31%	$316,191	$254,684	24%

Segment Earnings:
Infrared Optics	$10,801	$9,248	17%	$36,189	$35,663	1%
Near-Infrared Optics	3,442	2,458	40%	11,886	6,805	75%
Military and Materials	1,882	714	164%	7,065	2,523	180%
Compound Semiconductor Group	2,266	1,498	51%	6,522	3,963	65%

Total Segment Earnings	$18,391	$13,918	32%	$61,662	$48,954	26%

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II-VI Incorporated

August 5, 2008

Investment in Fuxin Electronics

As previously announced on July 28, 2008, the Company completed an additional investment in Guangdong Fuxin Electronic Technology Company (Fuxin), based in Guangdong Province, China. This additional investment, made in July 2008, was for approximately $5 million and increased the Company’s total equity ownership in Fuxin to 20%. Fuxin is a leader in thermoelectric-based consumer appliances. The Company’s Marlow Industries subsidiary is the world leader in high quality, high reliability and high performance thermoelectric cooling technology.

Outlook

For the first fiscal quarter ending September 30, 2008, the Company currently forecasts revenues from continuing operations to range from $84.0 million to $86.0 million and earnings per share from continuing operations to range from $0.41 to $0.44. Comparable results for the quarter ended September 30, 2007 were revenues from continuing operations of $71.1 million and earnings per share from continuing operations of $0.33. The first fiscal quarter tends to be the lowest revenue quarter of the fiscal year due to slight seasonality of European sales. For the fiscal year ending June 30, 2009, the Company expects revenues from continuing operations to range from $347 million to $352 million and earnings per share from continuing operations to range from $1.75 to $1.80. Results for the year ended June 30, 2008 were revenues from continuing operations of $316 million and earnings per share from continuing operations of $1.63 excluding the after-tax gain on the sale of equity investment of $0.52 per share.

As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, August 5, 2008 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s web site at www.ii-vi.com as well as at http://www.videonewswire.com/event.asp?id=50294. Please allow extra time prior to the call to visit the site and, if needed, to download the media software required to listen to the internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

About II-VI Incorporated

II-VI Incorporated, a worldwide leader in engineered materials and components, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectric applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

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II-VI Incorporated

August 5, 2008

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam transmission systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(000 except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007
Revenues

Net sales	$89,172	$66,475	$303,902	$243,488
Contract research and development	2,637	3,368	12,289	11,196

Total Revenues	91,809	69,843	316,191	254,684

Costs, Expenses, Other Expense (Income)

Cost of goods sold	$51,907	$38,554	$176,541	$138,212
Contract research and development	2,053	2,402	9,444	8,256
Internal research and development	2,346	1,811	7,734	5,819
Selling, general and administrative	17,112	13,158	60,810	53,443
Interest expense	26	134	242	1,007
Other (income), net	(200)	(675)	(2,754)	(2,736)
Gain on sale of equity investment, pre-tax	—	—	(26,455)	—

Total Costs, Expenses, Other Expense (Income)	73,244	55,384	225,562	204,001

Earnings from Continuing Operations Before Income Taxes	18,565	14,459	90,629	50,683
Income Taxes	3,214	3,103	24,936	12,241

Earnings from Continuing Operations	15,351	11,356	65,693	38,442

Loss from Discontinued Operation, Net of Income Tax Benefit	$(513)	$(47)	$(1,425)	$(476)

Net Earnings	14,838	11,309	64,268	37,966

Diluted Earnings Per Share:
Continuing operations	$0.50	$0.37	$2.16	$1.27
Discontinued operation	$(0.02)	$(0.00)	$(0.05)	$(0.02)
Consolidated	$0.49	$0.37	$2.11	$1.25

Average Shares Outstanding – Diluted	30,558	30,385	30,489	30,288

Average Shares Outstanding – Basic	29,781	29,555	29,691	29,426

II-VI Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(000)

	June 30, 2008	June 30, 2007
Assets

Current Assets
Cash and cash equivalents	$69,835	$32,618
Marketable securities	3,000	—
Accounts receivable, net	55,866	44,964
Inventories	69,642	57,898
Assets held-for-sale	8,229	8,004
Deferred income taxes	8,943	9,172
Prepaid and other current assets	10,754	2,313

Total Current Assets	226,269	154,969

Property, Plant & Equipment, net	86,331	82,666
Goodwill	26,531	24,489
Other Intangible Assets, net	13,268	13,920
Investments	3,665	6,982
Other Assets	4,862	4,898

Total Assets	$360,926	$287,924

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$16,412	$13,812
Accruals and other current liabilities	28,136	28,860
Liabilities held-for-sale	1,977	1,607
Current portion of long-term debt	—	55

Total Current Liabilities	46,525	44,334

Long-Term Debt—less current portion	3,791	14,940

Deferred Income Taxes	5,210	5,502

Other Liabilities	15,274	3,708

Total Liabilities	70,800	68,484

Shareholders’ Equity	290,126	219,440

Total Liabilities and Shareholders’ Equity	$360,926	$287,924

II-VI Incorporated and Subsidiaries

Other Selected Financial Information

($000 except per share data)

The following other selected financial information for continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information for Continuing Operations

	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007
EBITDA	$22,081	$19,026	$106,395	$67,539
EBITDA excluding pre-tax gain on sale of equity investment	$22,081	$19,026	$79,940	$67,539
Cash paid for capital expenditures	$5,451	$6,254	$17,855	$19,384
Net borrowings (payments) on indebtedness	$—	$798	$(11,749)	$(15,992)
Incentive stock option and performance share compensation expense, pre-tax	$1,058	$1,095	$3,980	$3,358
Cash paid for shares repurchased through the Company’s stock repurchase program	$—	$—	$5,865	$502
Shares repurchased through the Company’s stock repurchase program	—	—	186,400	19,500

Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007
Total Segment Earnings from Continuing Operations	$18,391	$13,918	$61,662	$48,954
Interest expense	26	134	242	1,007
Other (income), net	(200)	(675)	(2,754)	(2,736)
Gain on sale of equity investment, pre-tax	—	—	(26,455)	—

Earnings from Continuing Operations before income taxes	$18,565	$14,459	$90,629	$50,683

EBITDA from Continuing Operations	$22,081	$19,026	$106,395	$67,539
Interest expense	26	134	242	1,007
Depreciation and amortization	3,490	4,433	15,524	15,849

Earnings from Continuing Operations before income taxes	$18,565	$14,459	$90,629	$50,683

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